EXHIBIT 23(a)


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statements No. 333-06547 and No. 333-69290 on Form S-8 of Farmstead Telephone Group, Inc. of our report dated February 28, 2003, appearing in the Annual Report on Form 10-K of Farmstead Telephone Group, Inc. for the year ended December 31, 2002.


CARLIN, CHARRON & ROSEN LLP
Glastonbury, Connecticut
March 24, 2003


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